EXHIBIT 10.2

[Cogent Logo and letterhead]

6715 Kenilworth Avenue Partnership

1015 31st Street, NW

Washington,  DC  20007

Re:            Extension of Lease Agreement dated Sept 1, 2000 and

Amendments and Extensions dated through July 21, 2005.

Premises:  1015 31st Street, NW, Washington, DC  20007.

Dear Mr Schaeffer,	July 21, 2005

In reference to the above subject Lease Agreement between Cogent Communications, Inc. (Tenant) and 6715 Kenilworth Avenue Partnership (Landlord), the parties agree that Tenant may by written notice, at least 30 days prior to expiration of lease, extend the lease for one year, with a new expiration date of August 31, 2007.

All other conditions of the Lease, as amended, including rent, remain unchanged.

TENANT: Cogent Communications, Inc.

/s/Thaddeus G. Weed
Thaddeus G. Weed
Title: Chief Financial Officer

LANDLORD: 6715 Kenilworth Avenue Partnership

/s/Dave Schaeffer
Dave Schaeffer
Title: General Partner